Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS

OF

CELERA CORPORATION

ADOPTED ON

AUGUST 13, 2009

ARTICLE I.

OFFICES

1. Registered Office. The registered office of Celera Corporation (the “Corporation”) shall be in the City of Wilmington, New Castle County, State of Delaware. The name of the Corporation’s registered agent at such address shall be The Corporation Service Corporation. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors (the “Board”).

2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

1. Annual Meetings. An annual meeting of the stockholders shall be held each year as and to the extent required under applicable law for the purpose of (i) electing directors and (ii) conducting such business as may properly come before the meeting in accordance with Section 11 of this Article II. The date, time and place of the annual meeting shall be determined by the Board.

2. Special Meetings. Special meetings of stockholders may be called for any purpose or purposes and may be held at such time and place as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by a majority of the entire Board, the Chairman of the Board or the Chief Executive Officer of the Corporation. For purposes of this Section 2, the term entire Board shall mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. The only matters that may be considered at any special meeting of the stockholders are the matters specified in the notice of the meeting. The Board may postpone or reschedule any previously scheduled meeting.

3. Place of Meetings. The Board may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal executive office of the Corporation.

4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally, by mail, or, except as otherwise provided by law, by a form of electronic transmission (consented to by the stockholder to whom the notice is being given), by or at the direction of the Board, the Chief Executive Officer or the Secretary. Any stockholder consent to electronic transmission shall be revocable by the stockholder by written notice to the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Notice given by a form of electronic transmission shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to the stockholder entitled to receive notice, (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder.

5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of the stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before the date of the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

6. Quorum and Required Vote.

(a) The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation of the Corporation (the “Certificate of Incorporation”). A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. Subject to Article II, Section 12, if a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. Notwithstanding the foregoing, directors shall be elected in the manner provided in paragraphs (b) through (d) of this Section 6.

(b) Each director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present or any adjournment or postponement thereof (an “Election Meeting”); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), and the Board has not rescinded such determination by the record date of the Election Meeting as initially announced, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of this Section 6, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director. In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.

(c) In the event one or more incumbent directors fails to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election (each, a “Subject Director”), either (i) the Nominating and Corporate Governance Committee or (ii) if one or more of the members of the Nominating and Corporate Governance Committee is a Subject Director or the Board determines that any decision to be made with respect to a Subject Director should be made by a committee other than the Nominating and Corporate Governance Committee, a committee consisting solely of independent directors (as determined in accordance with applicable Nasdaq rules and listing requirements) who are not Subject Directors (the committee described in clause (i) or (ii) of this sentence, the “Committee”) will make a determination as to whether to accept or reject any previously tendered Resignations (as defined below), or whether other action should be taken (including whether to request that a Subject Director resign from the Board if no Resignation had been tendered prior to the relevant Election Meeting). The Committee will act with respect to any Subject Directors within ninety (90) days from the date of the certification of the election results and shall notify the Subject Directors of the Committee’s decision. The Committee may consider all factors it considers relevant, including any stated reasons for “against” votes, whether the underlying cause or causes of the “against” votes are curable, the factors, if any, set forth in the Corporation’s policies that are to be considered by the Nominating and Corporate Governance Committee in evaluating potential candidates for the Board as such criteria relate to each Subject Director, the length of service of each Subject Director and each Subject Director’s contributions to the Corporation. Subject Directors shall not participate in the deliberation or decision(s) of the Committee. The Corporation shall publicly disclose the decision(s) of the Committee in a filing with the

Securities and Exchange Commission of a Current Report on Form 8-K. Notwithstanding the foregoing, if the result of accepting all tendered Resignations then pending and requesting resignations from incumbent directors who did not submit a Resignation prior to the relevant Election Meeting, would be that the Corporation would have fewer than three directors who were in office before the election of directors, the Committee may determine to extend such 90-day period by an additional ninety (90) days if it determines that such an extension is in the best interests of the Corporation and its stockholders. For purposes of this Section 6, a “Resignation” is an irrevocable resignation submitted by an incumbent director nominated for re-election prior to the relevant Election Meeting that will become effective upon the occurrence of both (i) the failure to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election and (ii) acceptance of such resignation by the Committee.

(d) If a Subject Director’s tendered Resignation is not accepted by the Committee or such Subject Director does not otherwise submit his or her resignation to the Board, such director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a Subject Director’s resignation is accepted by the Committee pursuant to this Section 6, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease in the size of the Board pursuant to the provisions of Article III, Sections 3 and 4 of these Bylaws, respectively.

7. Adjourned Meetings. Any meeting of stockholders may be adjourned from time to time by the chairperson presiding over the meeting or by a majority in voting power of the stockholders present, and may be reconvened at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At an adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

8. Vote Required. Unless otherwise required by law, the Certificate of Incorporation, these Bylaws or the rules or regulations of any stock exchanges applicable to the Corporation or its securities, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock which are present in person or by proxy and entitled to vote thereat. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”) or by the Certificate of Incorporation or any amendments thereto, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder. The Board may by resolution establish a method for stockholders to cast their votes by a secure electronic method.

10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

11. Business Brought Before a Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 11 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complied with all of the notice procedures set forth in this Section 11 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Article II, Section 2 of these Bylaws. Stockholders seeking to nominate persons for election to the Board must comply with Article III, Section 2 of these Bylaws, and this Section 11 shall not be applicable to nominations except as expressly provided in Article III, Section 2 of these Bylaws.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 11. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 11, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records) and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”).

(ii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Persons, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions), (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance-related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the

Corporation, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, and (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other persons or entities (including their names) in connection with the proposal of such business by such stockholder.

For purposes of this Section 11, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

(d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 11. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 11, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This Section 11 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 11 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 11 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

12. Conduct of Meetings.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of the stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III.

DIRECTORS

1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

2. Nomination of Directors.

(a) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons appointed by the Board, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complied with the notice procedures set forth in this Section 2 as to such nomination. Section 2(a)(ii) of these Bylaws shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Article II, Section 11(b) of these Bylaws) in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Article II, Section 11) of the date of such special meeting was first made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form for purposes of this Section 2, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Article II, Section 11(c)(i), except that for purposes of this Section 2, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 11(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Article II, Section 11(c)(ii), except that for purposes of this Section 2 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 11(c)(ii) and the disclosure in clause (F) of Article II, Section 11(c)(ii) shall be made with respect to the election of directors at the meeting); and

(ii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (D) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation that will become effective upon the occurrence of both (1) the failure to receive the required vote for re-election at the next meeting at which such person would face re-election (in the event there is no Contested Election at such meeting) and (2) acceptance of such resignation by the Committee (as defined in Article II of these Bylaws) (the disclosures to be made pursuant to the foregoing clauses (A) through (D) are referred to as “Nominee Information”) and (E) a completed and signed questionnaire, representation and agreement as provided in Section 2(g) of this Article III; and

(iii) The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 2, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any affiliate or associate of such stockholder or beneficial owner.

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(f) Notwithstanding anything in the Timely Notice requirement in the first sentence of Section 2(b) of this Article III to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

(g) To be eligible to be a nominee for election or reelection as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Bylaw) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (C) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(h) In addition to the requirements of this Section 2 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall also comply with all applicable requirements of the Exchange Act with respect to any such nominations.

3. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be not less than three (3). The exact number of directors shall be determined from time to time by resolution of the Board pursuant to the Certificate of Incorporation. The directors need not be stockholders. The directors shall be divided into three classes, as nearly equal in number as possible, with the initial term of office of Class I to expire at the 2009 annual meeting of stockholders, the initial term of office of Class II to expire at the 2010 annual meeting of stockholders and the initial term of office of Class III to expire at the 2011 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director. Except as otherwise provided in this Section 3 of Article III, each director elected shall hold office until such director’s successor is elected and qualified or until the earlier of such director’s resignation or removal.

4. Resignations and Removal of Directors; Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. When one or more directors so resigns, vacancies shall be filled as provided in this Section 4. Unless otherwise restricted by or provided in the DGCL or the Certificate of Incorporation, any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 66 2/3% of voting power of the shares of stock of the Corporation then entitled to vote at an election of directors. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

5. Annual Meetings. The annual meeting of each newly elected Board shall be held without other notice than this Bylaw after, and at the same place as, the annual meeting of stockholders.

6. Other Meetings and Notices. Regular meetings, other than the annual meeting, of the Board may be held without notice at such time, once every fiscal quarter, and at such place as shall from time to time be determined by resolution of the Board. Special meetings of the Board may be called by or at the request of the Chairman of the Board, Chief Executive Officer, the President, or two directors on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, by telegraph or by electronic transmission. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting of the Board.

7. Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board. If a quorum is not present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

8. Committees. The Board may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Notwithstanding the foregoing, the composition and duties of any committee shall comply with the rules and regulations of any stock exchange or quotation system applicable to the Corporation or any regulation or law applicable to the Corporation or its securities. The delegation of any decision to a committee of the Board, and the votes required for the making of such decision by such committee, shall have the same approval requirements as the taking of such action by the Board. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, any committee charter or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

9. Committee Rules. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. In the event that a member and that member’s alternate, if alternates are designated by the Board as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

10. Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

11. Meetings and Action of Committees. In the absence of rules adopted pursuant to Section 9 of this Article III, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to the applicable sections of this Article III of these Bylaws.

12. Communications Equipment. Members of the Board or any committee thereof may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

13. Waiver of Notice and Presumption of Assent. Any member of the Board or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

14. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including, without limitation, by electronic transmission), and the writing or writings are filed with the minutes of proceedings of the board of committee.

ARTICLE IV.

OFFICERS

1. Number. The officers of the Corporation shall be elected by the Board and shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable, except that the offices of Chief Executive Officer, President and Secretary shall be filled as expeditiously as possible.

2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. The Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer, acting unanimously (and in consultation with the Compensation Committee) may make interim appointments of officers between meetings of the Board, but such appointment shall only be effective until the next Board meeting. Each officer elected by the Board shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

3. Removal. Any officer or agent elected by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term by the Board then in office.

5. Compensation. Compensation of all officers shall be fixed by the Board or a Committee of the Board, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

6. Chairman of the Board. The Chairman of the Board shall have the powers and perform the duties as may be prescribed by the Board or provided in these Bylaws. Whenever the Chief Executive Officer or the President is unable to serve, by reason of sickness, absence or otherwise, the Chairman of the Board shall perform all the duties and functions and exercise all the powers of the respective office.

7. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be in general and active charge of the entire business and all of the affairs of the Corporation, shall be its chief policy-making officer and shall be responsible for implementing all decisions of the Board. Subject to the further direction from time to time from the Board, the Chief Executive Officer shall have the authority to execute any and all documentation on behalf of the Corporation and shall have all of the powers and perform all the duties incident to the position as well as such other duties as may be prescribed by the Board or as may be prescribed in these Bylaws.

8. President. The President shall be the Chief Executive Officer if that position is not filled by another individual and shall have the powers and perform the duties incident to that particular position; if the Chief Executive Officer position has been filled by another individual, the President shall assist the Chief Executive Officer in the performance of the duties of Chief Executive Officer and shall, at the request of the Chief Executive Officer, represent such Chief Executive Officer at public or private functions and ceremonies and perform such other functions as may be reasonably requested by the Chief Executive Officer. The President shall serve as the direct supervisor for various operating departments of the Corporation as determined from time to time by the Chairman of the Board, the Chief Executive Officer or the Board. Subject to the further direction from time to time of the Board, the President shall have the authority to execute any and all documentation on behalf of the Corporation and shall have all of the powers and perform all the duties incident to the position as well as such other duties as may be prescribed by the Board or as may be prescribed in these Bylaws.

9. Chief Operating Officer. The Chief Operating Officer of the Corporation shall also be a Vice-President of the Corporation and shall subject to specific direction by the direction of the Chairman of the Board, the Chief Executive Officer and the Board, be in general and active charge of the business operations of the Corporation. The Chief Operating Officer shall consult and coordinate regularly with the Chief Executive Officer and the President and shall serve as the direct supervisor for various operating departments of the Corporation as determined from time to time by the Chairman of the Board, the Chief Executive Officer, the President or the Board. Subject to the further direction from time to time from the Board, the Chief Operating Officer shall have the authority to execute any and all documentation on behalf of the Corporation and shall have all of the powers and perform all the duties incident to the position as well as such other duties as may be prescribed by the Board or as may be prescribed in these Bylaws.

10. Chief Financial Officer. The Chief Financial Officer of the Corporation shall be responsible for the financial operations of the Corporation, including the maintenance of financial records, the preparation and reporting of financial results and related tax returns, the co-ordination of the reporting practices of the Corporation with outside auditors, the negotiation of credit arrangements with the Corporations’ lenders and investors and related budgeting, tax-planning and forecasting functions. Subject to the further direction from time to time from the Board, the Chief Financial Officer shall have the authority to execute documentation on behalf of the Corporation and shall have such other powers and perform such other duties incident to the position as well as such other duties as may be prescribed by the Board or as may be prescribed in these Bylaws.

11. Vice-Presidents. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order and with the responsibilities and status determined by the Board, shall be responsible for specific departments or functions of the Corporation and in the event of the death, or disability of the senior executive officers described in Sections 6, 7, 8, 9 and 10 of this Article IV (the “Senior Executive Officers”) act with all of the powers and be subject to all the restrictions of such Senior Executive Officers. Vice-Presidents may be designated (in order of seniority) as Executive Vice-President, Senior Vice-President, Corporate Vice-President or Vice-President, with such addition or additions to the title (e.g. Vice-President – Finance) as may be deemed appropriate to indicate the area of responsibility within the Corporation. Subject to the further direction from time to time of the Board, each Vice-President shall have the authority to execute any and all documentation on behalf of the Corporation relating to the area of their responsibility and shall have all of the powers and perform all the duties incident to the position as well as such other duties as may be prescribed by the Board or as may be prescribed in these Bylaws.

12. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. The Secretary: shall give, or cause to be given, all notices required to be given by these Bylaws or by law and shall have such powers and perform such duties as the Board or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may, from time to time, prescribe.

13. The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chief Financial Officer and the Board, at its regular meeting or when the Board so requires, an account of the Corporation; shall have such powers and perform such duties as the Board or these Bylaws may, from time to time, prescribe. If required by the Board, the Treasurer shall give the Corporation a bond (which shall be rendered every 6 years) in such sums and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The assistant Treasurer, or if there shall be more than one, the assistant Treasurers in the order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board may, from time to time, prescribe.

14. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board.

15. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or manager of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in this Article V, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of the Corporation.

2. Prepayment of Expense. The Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.

3. Claims. If a claim for indemnification (following the final disposition of a Proceeding) or advancement of expenses under this Article V is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such suit. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification and/or advancement of expenses under this Section 3.

4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any law, the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person has collected as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit enterprise.

6. Amendment, Modification or Repeal. The provisions of this Article V shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of this Article V), in consideration of such person’s past or current and any future performance of services for the Corporation, and pursuant to this Article V the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors or officers of the Corporation, the rights conferred under this Article V are present contractual rights, and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of this bylaw. With respect to any directors or officers of the Corporation who commence service following adoption of this bylaw, the rights conferred under this provision shall be present contractual rights, and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Neither amendment nor repeal nor modification of any provision of this Article V nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce the effect of this Article V in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time). The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall insure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person. For purposes of this Section 6, “director of officer of the Corporation” includes any person who, while as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or manager of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans.

7. Other Indemnification and Prepayment of Expenses. This Article V shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VI.

CERTIFICATES OF STOCK

1. Certificates. The shares of the stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all shares of any or all series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by (i) the Chairman of the Board, or the Chief Executive Officer, the President or a Vice-President and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

2. Signatures on Certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

3. Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend or other distribution or allotment of any rights, (c) to exercise any rights in respect of any change, conversion or exchange of stock or (d) for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (ii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the DGCL.

ARTICLE VII.

GENERAL PROVISIONS; STOCKHOLDER RIGHTS PLAN

1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board or a duly authorized committee thereof.

3. Contracts. The Board may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

4. Loans. No loans shall be made or contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution or other specific approval of the Board. Such authority may be general or confined to specific instances.

5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

6. Corporate Seal. The Board may provide a corporate seal which, if provided, shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the Chief Executive Officer, unless the Board specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

9. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

10. Stockholder Rights Plan. The Corporation will not adopt or extend a stockholder rights plan, rights agreement or any other form of “poison pill” which is designed to make, or has the effect of making, the acquisition of large holdings of the corporation’s stock more difficult or expensive (a “Stockholder Rights Plan”) without obtaining the prior approval of the stockholders of the Corporation by the affirmative vote of a majority of the votes cast with respect to the matter by the shares represented and entitled to vote thereon at an annual or special meeting of the stockholders at which a quorum is present; provided, however, that the corporation may adopt a Stockholder Rights Plan without such prior approval if a majority of the independent directors (as determined in accordance with applicable Nasdaq rules and listing requirements and any additional criteria set forth in the corporation’s Director Selection Guidelines), in the exercise of their fiduciary duties, determines that adoption of a Stockholder Rights Plan is in the best interest of stockholders under the circumstances. If a Stockholder Rights Plan is adopted without prior stockholder approval as contemplated by the preceding sentence, such plan shall expire within twelve (12) months from the date of adoption unless, prior to such date, it is approved by the affirmative vote of a majority of the votes cast with respect to the matter by the shares represented and entitled to vote thereon at an annual or special meeting of the stockholders at which a quorum is present. For purposes of this Section 10, a “majority of the votes cast” means that the number of votes cast “for” approval of a Stockholder Rights Plan exceeds the number of votes cast “against” approval of a Stockholder Rights Plan.

11. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII.

AMENDMENTS

These Bylaws may be amended, altered, or repealed and new Bylaws adopted at any meeting of the Board by a majority vote. Notwithstanding the foregoing or any other provisions of these Bylaws or the Certificate of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified or permitted by law, these Bylaws or the Certificate of Incorporation), any stockholder proposal to amend or repeal, or to adopt any bylaw provision inconsistent with Sections 2 and 11 of Article II, Sections 2 and 3 of Article III and Article VIII of these Bylaws shall require the affirmative vote of the holders of not less than 66 2/3% of the votes entitled to be cast by the holders of all the then outstanding shares of stock then entitled to vote generally in the election of directors, voting together as a single class.

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